UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 27, 2023

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan		000-20202	38-1999511
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield,	Michigan		48034-8339
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (248) 353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On October 30, 2023, Credit Acceptance Corporation (the “Company”) issued a press release announcing its financial results for the three and nine months ended September 30, 2023 and details for the related October 30, 2023 webcast.  The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2023, effective on such date, the Board of Directors of the Company (the “Board”) increased the number of directors constituting the entire Board from five to six and elected Sean E. Quinn as a director of the Company to fill the vacancy created by the increase in the size of the Board. In connection with his election to the Board, Mr. Quinn has been appointed to serve as a member of the following committees of the Board: the Audit Committee and the Executive Compensation Committee. As a non-employee director, under the Company’s director compensation program, Mr. Quinn is entitled to receive an annual cash retainer of $100,000 payable quarterly in arrears (prorated based on the date of his election to the Board) and an annual equity award with a value of $200,000 in the form of restricted stock units granted pursuant to the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan (the “Plan”) (which award was made to Mr. Quinn on the date of his appointment, prorated based on the date of his election to the Board, in the amount of 334 restricted stock units). A description of the Plan is included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2023, on pages 31 to 33 under the heading “Description of the Incentive Plan.” The restricted stock unit award will vest in three equal annual installments from the date of the grant subject to Mr. Quinn’s continuous service through the relevant vesting date.

Item 7.01. Regulation FD Disclosure.

On October 30, 2023, the Company issued a press release relating to the election of Mr. Quinn to the Board. A copy of the press release is furnished pursuant to this Item 7.01 as Exhibit 99.2 to this report.

The information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated October 30, 2023.
99.2	Press release dated October 30, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: October 30, 2023	By:	/s/ Jay D. Martin
Jay D. Martin
Senior Vice President, Finance and Accounting